Exhibit 10.7

WEIL:\97903375\1\80509.0005 AMENDMENT FIVE TO DATA SHARING AGREEMENT This Amendment Five (“Amendment Five”) to the Data Sharing Agreement, dated December 21, 2018, by and between General Motors Holdings LLC and its affiliates (“GM”) and wejo Limited (“Wejo”) (the “DSA”), as amended by Amendment One to the DSA, dated February 19, 2019 (“Amendment One”), Amendment Two to the DSA, dated June 25, 2019 (“Amendment Two”), Amendment Three to the DSA, dated November 18, 2019 (“Amendment Three”) and Amendment Four to the DSA, dated December 5, 2019 (“Amendment Four”) (collectively, the “Agreement”), is entered into by and between GM and Wejo and is effective as of April ______, 2021 (the “Amendment Five Effective Date”). Capitalized terms not defined in this Amendment Five have the definitions provided in the Agreement. In consideration of the mutual covenants and conditions, the receipt and sufficiency of which are hereby acknowledged, GM and Wejo hereby agree to the following: 1. Section 25 (“Assignment”) of the Agreement is deleted in its entirety and replaced with the following: “25. Assignment. Other than as described in the following sentence, neither Party may assign its rights or obligations under this Agreement, in whole or in part, to any third party without the other Party’s prior written consent. The rights of Wejo under this Agreement may be assigned without the prior written consent of GM in the following two cases set forth in a. and b. below and subject to the conditions set forth in c. to h. below: a. the assignment is being made by way of security granted in favour of Securis Investment Partners LLP in its capacity as security agent (the “Security Agent”) acting on behalf of Noteholders (as defined in the Loan Note Instrument (as defined below)) who hold Notes (as defined in the Loan Note Instrument) issued (or to be issued) by Wejo, which Notes are governed by that certain Loan Note Instrument constituting up to (the “Loan Note Instrument”) made by Wejo and dated on or around the date of this Amendment Five, as security for the obligations of Wejo under such Notes. The terms of the security assignment are as set forth in that certain Security Agreement (the “Security Agreement”) between Wejo Limited and the Security Agent, dated on or around the date of this Amendment; b. pursuant to the exercise of a power of sale (or similar remedy under which the Security Agent has the right to procure the sale of secured assets to raise funds to pay Noteholders amounts then due under the Loan Note Instrument) contained in the Security Agreement arising as a result of an event of default under the Loan Note Instrument, the Security Agent effects an assignment to a third party buyer of the GM Related Business of Wejo, where such third party buyer will take over and continue the operations of the GM Related Business of Wejo as a going concern following such assignment (any such third party buyer meeting these requirements being a “Permitted Assignee”. In this clause, “GM Related Business” means the part of the business of Wejo relating to the processing and monetisation of the Data and Derived Data Insights which are the subject of this Agreement.); 21

WEIL:\97903375\1\80509.0005 c. the relevant Permitted Assignee provides to GM a direct, legally enforceable undertaking (in a form reasonably satisfactory to GM) to perform all of Wejo’s obligations under this Agreement following such assignment; d. any such assignment is in respect of all (and not some or part only) of Wejo’s rights and benefit under this Agreement; e. relevant Permitted Assignee is not any of the following: i. any insurer, re-insurer or other person or entity who may have a right of subrogation (or any similar right) in relation to any claims, rights or benefits of Wejo, or any of its respective affiliates (whether in relation to the DSA or otherwise) (collectively, a “Carrier”), or ii. any affiliate of, or other person or entity connected with, any Carrier (and, for the purposes of this Section 25, the following persons or entities shall, without limitation, be deemed to be connected with a person or entity: any manager, member, managing member, general partner, director or executive officer of such person or entity); f. save with GM’s prior written consent (which GM shall be entitled to grant or withhold entirely at its own discretion), such relevant Permitted Assignee is not, and is not directly or indirectly (and whether by ownership interest, contract or otherwise howsoever) owned or controlled by, a GM Restricted Person and provided that, in the event that subsequent to any such assignment, the relevant Permitted Assignee becomes, or becomes directly or indirectly (and whether by ownership interest, contract or otherwise howsoever) owned or controlled by, a GM Restricted Person, all rights and benefits assigned to such relevant Permitted Assignee shall (save with GM’s prior written consent which GM shall be entitled to grant or withhold entirely as its own discretion)) immediately cease and terminate and be of no further effect; g. to the extent that there has been any amendment or variation in the scope or extent of the rights and benefits granted to or enjoyed by, or the scope and extent of the services provided to, Wejo under this Agreement since the date of this Amendment (being the date on or around which the fifth Amendment to this Agreement became effective) (the “Amendment Five Effective Date”), such assignment shall not extend to (and the relevant Permitted Assignee shall have no right to exercise or enjoy) any rights and benefits arising as a result of any such amendment or variation in the scope or extent of the rights and benefits granted to or enjoyed by, or the scope and extent of the services provided to, Wejo under this Agreement since the Amendment Five Effective Date; and h. GM shall not suffer or incur, or be liable for, any obligation, expense, loss or liability (or any increase in the amount of any existing obligation, expense, loss or liability) as a result of such assignment which GM would not have suffered or incurred, or been liable for, had there been no such assignment, and such assignment shall not amend or restrict any rights or benefits granted to or enjoyed by GM pursuant to this Agreement, including (without limitation) any right of termination.” 2. Except as expressly modified by this Amendment Five, the Agreement remains in full force and effect. This Amendment Five, together with the Agreement, constitute the entire agreement between GM and Wejo with respect to their subject matter and supersede all prior oral or written representations and agreements.

3. This Amendment Five may be executed electronically and in any number of counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

4. This Amendment Five shall be governed by the laws of the State of Delaware, without regard for the principles of conflicts of laws. Each party irrevocably agrees that the US Federal Courts located in Delaware shall have exclusive jurisdiction and venue to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

5. Sections 13(d) ("**Confidentiality**"), 17 ("**No Publicity**"), 18 ("**Notices**"), 20 ("**Amendments**"), 21 ("**Costs**"), 27 ("**Waiver**") and 28 ("**Remedies**") of the Agreement shall apply to this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, GM and Wejo have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Five Effective Date.

General Motors Holdings LLC	**Wejo Limited**
By: [signature]	By:
Print name: Alan Wexler	Print name:
Title: SVP Innovation & Growth	Title:
Date: 4/12/21	Date:

3. This Amendment Five may be executed electronically and in any number of counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. 4. This Amendment Five shall be governed by the laws of the State of Delaware, without regard for the principles of conflicts of laws. Each party irrevocably agrees that the US Federal Courts located in Delaware shall have exclusive jurisdiction and venue to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non- contractual disputes or claims). 5. Sections 13(d) (“Confidentiality”), 17 (“No Publicity”), 18 (“Notices”), 20 (“Amendments”), 21 (“Costs”), 27 (“Waiver”) and 28 (“Remedies”) of the Agreement shall apply to this Amendment, mutatis mutandis. IN WITNESS WHEREOF, GM and Wejo have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Five Effective Date. General Motors Holdings LLC Wejo Limited By: _______________________________ By: _________________________________ Print name: ________________________ Print name: __________________________ Title: ______________________________ Title: ________________________________ Date: ______________________________ Date: ________________________________ Richard Barlow CEO April 12th 2021